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                GE CAPITAL MORTGAGE SERVICES, INC.


                        Seller and Servicer


                                and


                STATE STREET BANK AND TRUST COMPANY


                              Trustee

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                          AMENDMENT NO. 1

                  Dated as of September 24, 1996

              --------------------------------------

                        Amendment No. 1 to
                 Pooling and Servicing Agreement,
                  dated as of September 1, 1995,
                   providing for the issuance of
                  REMIC Multi-Class Pass-Through
                    Certificates, Series 1995-7


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      AMENDMENT No. 1, dated as of September 24, 1996, to Pooling and Servicing Agreement, dated as of September 1, 1995 (the "Agreement"), between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee (the "Trustee"), providing for the issuance of the Company's REMIC Multi-Class Pass-Through Certificates, Series 1995-7.

                   W I T N E S S E T H  T H A T:
                   - - - - - - - - - -  - - - -

      WHEREAS, Section 10.01 of the Agreement provides, in pertinent part, that the Agreement may be amended from time to time by the Company and the Trustee for certain purposes if the necessary consent is received from the Holders of the Certificates and certain Opinions of Counsel are delivered to the Trustee;

      WHEREAS, the Company has advised the Trustee that, as a result of a drafting error, Section 1.01 of the Agreement includes a definition that does not reflect the intent of the Company in executing the Agreement or the intent of the underwriter for the Certificates and investors in the initial sale of the Certificates, as such intent has been related to the Company by the underwriter, and the Company and the Trustee desire to correct such mistake;

      WHEREAS, the requisite consent of Holders and Certificate
Owners required under Section 10.01 of the Agreement has been obtained for the amendment of the Agreement by this Amendment No.
1;

      WHEREAS, the Trustee has received Opinions of Counsel to the effect that (i) no other consents of Holders and Certificate Owners are required in connection with the execution and delivery of this Amendment No. 1 and (ii) this Amendment No. 1 will not subject the Trust Fund to any federal income tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding;

      WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of this Amendment No. 1, and all things necessary to make this Amendment No. 1 a valid agreement of the Company and the Trustee have been done;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Certificateholders, as follows:

                            ARTICLE ONE

      Section 1.01.  Amendment of Section 1.01 of the Agreement.

      The definition of "Group I Senior Prepayment Percentage" in
Section 1.01 of the Agreement is hereby deleted in its entirety and replaced by the following:

           "Group I Senior Prepayment Percentage: For any
      Distribution Date occurring prior to the seventh anniversary of the first Distribution Date, an amount equal to the product of (x) 100% and (y) the Senior Prepayment
      Percentage for such Distribution Date.

           For any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date, an amount as follows, in each case multiplied by the Senior
      Prepayment Percentage for such Distribution Date:

           (i) for any Distribution Date subsequent to September 2002 to and including the Distribution Date in September 2003, (x) the Group I Senior Percentage for such Distribution Date plus 70% of the Group II Senior Percentage for such Distribution Date divided by (y) the Senior Percentage for such Distribution Date;

           (ii) for any Distribution Date subsequent to September 2003 to and including the Distribution Date in September 2004, (x) the Group I Senior Percentage for such Distribution Date plus 60% of the Group II Senior Percentage for such Distribution Date divided by (y) the Senior Percentage for such Distribution Date;

           (iii) for any Distribution Date subsequent to September 2004 to and including the Distribution Date in September 2005, (x) the Group I Senior Percentage for such Distribution Date plus 40% of the Group II Senior Percentage for such Distribution Date divided by (y) the Senior Percentage for such Distribution Date;

           (iv) for any Distribution Date subsequent to September 2005 to and including the Distribution Date in September 2006, (x) the Group I Senior Percentage for such Distribution Date plus 20% of the Group II Senior Percentage for such Distribution Date divided by (y) the Senior Percentage for such Distribution Date; and

           (v) for any Distribution Date thereafter, (x) the Group I Senior Percentage for such Distribution
                 Date divided by (y) the Senior Percentage for such Distribution Date."

                            ARTICLE TWO

                     MISCELLANEOUS PROVISIONS

      Section 2.01.  Capitalized Terms.  For all purposes of this
Amendment No. 1, capitalized terms used and not defined in this Amendment No. 1 have the meanings specified in the Agreement.

      Section 2.02. Continuing Effect. Except as expressly amended by this Amendment No. 1, the Agreement shall remain in full force and effect in accordance with its terms.

      Section 2.03. References to Agreement. All references to the Agreement in the Agreement, in any Certificate or in any other document executed or delivered in connection therewith shall, from and after the effectiveness of this Amendment No. 1, be deemed to be references to the Agreement as amended hereby, unless the context expressly requires otherwise.

      Section 2.04. Regarding the Trustee. All of the provisions of the Agreement with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

      Section 2.05.  Governing Law.  THIS AMENDMENT NO. 1 SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
JURISDICTION WHICH GOVERN THE AGREEMENT AND ITS CONSTRUCTION.

      Section 2.06. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 2.07. Effectiveness. This Amendment No. 1 shall become effective as of the date first written above.


                                3

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                GE CAPITAL MORTGAGE SERVICES, INC.

                                By:_________________________________
                                   Name:
                                   Title:
[SEAL]

Attest:

_____________________________
Name:
Title:

                                STATE STREET BANK AND TRUST COMPANY,
                                as Trustee

                                By:_________________________________
                                   Name:
                                   Title:

[SEAL]



Attest:

_____________________________
Name:
Title:



                                4


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STATE OF NEW JERSEY  )
                     )  ss.:
COUNTY OF CAMDEN     )


      On the ___ day of September, 1996, before me, a notary public in and for the State of New Jersey, personally appeared __________________, known to me, who, being by me duly sworn, did depose and say that he/she resides at ___________________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Services, Inc., one of the parties that executed the forgoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.



                              ________________________________
                                       Notary Public


[NOTARIAL SEAL]


                                5

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COMMONWEALTH OF MASSACHUSETTS  )
                               )  ss.:
COUNTY OF SUFFOLK              )


      On the ___ day of September, 1996, before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ___________________, known to me, who, being by me duly sworn, did depose and say that he/she resides at ________________ ________________________; that he/she is a(n)
________________________ of State Street Bank and Trust Company, one of the parties that executed the forgoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said Bank, and that he/she signed his/her name thereto by like authority.




                              ________________________________
                                       Notary Public


[NOTARIAL SEAL]




                                6




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